UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2008
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Reference is made to the Registrant’s press release discussing the Company’s financial results for the quarter ended June 30, 2008, dated July 22, 2008, which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.05. Costs Associated with Exit or Disposal Activities
On July 21, 2008, the Board of Directors approved the Company’s restructuring plan for its Camarillo, California plant as a further implementation of the Company’s manufacturing strategy. The Company will end manufacturing operations at its Camarillo plant, which it plans to exit by year-end 2008. The Company will focus its manufacturing efforts on magnetic tape coating operations at its existing plant in Weatherford, Oklahoma.
The restructuring will result in the elimination of approximately 140 positions by the end of 2008 out of a current worldwide total of 1,950. The Company anticipates it will incur up to $20 million in restructuring and related charges associated with the Camarillo closure, the majority of which will occur in the second half of 2008. Approximately half of the charges will be non-cash asset write-offs. The remaining half of the charges will be divided equally between cash payments associated with severance benefits and costs of exiting the site.
Reference is made to the Registrant’s press release dated July 22, 2008, which is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release dated July 22, 2008, announcing the Company’s financial results for the quarter ended June 30, 2008

99.2	Press Release dated July 22, 2008, announcing the Company’s Further Manufacturing Optimization Steps
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: July 22, 2008	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release dated July 22, 2008, announcing the Company’s financial results for the quarter ended June 30, 2008

99.2	Press Release dated July 22, 2008, announcing the Company’s Further Manufacturing Optimization Steps